Exhibit 1.1

Underwriting Agreement

4,200,000 Shares representing assigned limited partnership interests

America First Tax Exempt Investors, L.P.

October 6, 2009

Deutsche Bank Securities Inc.
RBC Capital Markets Corporation
Oppenheimer & Co. Inc.
As Representatives of the
Several Underwriters
c/o Deutsche Bank Securities Inc.
60 Wall Street, 11th Floor
New York, New York 10005

As the Representatives of the several underwriters named in Schedule I hereto

Ladies and Gentlemen:

America First Tax Exempt Investors, L.P., a Delaware limited partnership (the “Issuer”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate of 4,200,000 shares representing assigned limited partnership interests of the Issuer (the “Firm Securities”). The respective amounts of the Firm Securities to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. In addition, solely for the purpose of covering over-allotments, the Issuer proposes to sell at the Underwriters’ option an aggregate of up to 630,000 additional shares representing assigned limited partnership interests (the “Option Securities”) as set forth below.

As the Representatives, you have advised the Issuer (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the number of Firm Securities set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Securities if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Securities and the Option Securities (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.” The Underwriters intend to conduct a public offering of the Shares (the “Offering”).

1.	REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

The Issuer represents and warrants to each of the Underwriters as follows:

(a) The Issuer meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-139864), as amended, for the registration of the Shares under the Securities Act, and the offering thereof from time to time in accordance with Rule 430B or Rule 415 of the rules and regulations of the Commission under the Securities Act (the “Securities Act Rules and Regulations”). Such registration statement (as so amended, if applicable) has been declared effective by the Commission. The registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement; any such amendment or supplement was prepared and filed, and any such amendment, filed after the effective date of such registration statement has been declared effective. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. A prospectus supplement (the “Prospectus Supplement”) setting forth the terms of the Offering, sale and plan of distribution of the Shares and additional information concerning the Issuer and its business has been or will be prepared and, together with the prospectus included in the registration statement, will be filed pursuant to Rule 424(b) of the Securities Act Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Securities Act Rules and Regulations). The registration statement, as it may have heretofore been amended and at the time it became effective, including the information, if any, deemed to be a part thereof pursuant to Rule 430B of the Securities Act Rules and Regulations, is referred to herein as the “Registration Statement,” and the final form of prospectus included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form filed by the Issuer with the Commission pursuant to Rule 424(b) under the Securities Act Rules and Regulations, is referred to herein as the “Prospectus.” Any Registration Statement filed by the Issuer pursuant to Rule 462(b) of the Securities Act is hereinafter called the “Rule 462(b) Registration Statement” and from and after the date and time of filing the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Copies of the Registration Statement and the Prospectus, any amendments or supplements thereto and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of the Registration Statement and of each amendment thereto) have been delivered to the Underwriters and their counsel. Any preliminary Prospectus Supplement relating to the offering of the Shares (a “Preliminary Prospectus Supplement”), preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act and the Securities Act Rules and Regulations is hereafter called a “Preliminary Prospectus.” “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Rules and Regulations, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Issuer’s records pursuant to Rule 433(g) of the Securities Act Rules and Regulations. “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified as such in Schedule II to this Agreement. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus. “Applicable Time” means 8:30 A.M. (Eastern Time) on October 7, 2009. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed. For purposes of this Agreement, all references to the Registration Statement, the Prospectus, Prospectus Supplement, Preliminary Prospectus Supplement, Preliminary Prospectus or Issuer Free Writing Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Electronic Data Gathering Analysis and Retrieval System (EDGAR), and such copy shall be identical in content to any Prospectus delivered to the Underwriters for use in connection with the Offering.

(b) Each part of the Registration Statement (and any post-effective amendment thereto), including the filing with the Commission of the Issuer’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, at the Closing Date and, if later, at any Option Closing Date (each as hereinafter defined), and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date and, if later, at any Option Closing Date, conformed or will conform in all material respects with the requirements of the Securities Act, the Securities Act Rules and Regulations, the Exchange Act and the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Rules and Regulations” and, together with the Securities Act Rules and Regulations, the “Rules and Regulations”) and did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendment or supplement thereto, on the date of the filing thereof with the Commission and at the Closing Date and, if later, at any Option Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When any related Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) under the Securities Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Securities Act Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b) however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of the Underwriters specifically for use therein. The parties acknowledge and agree that such information provided by or on behalf of the Underwriters consists solely of (i) the public offering price of the Shares presented on the cover page of the Prospectus Supplement and Prospectus and under the heading “Underwriting” in the Prospectus Supplement and the Prospectus (ii) the list of Underwriters and their respective participation in the sale of the Shares, (iii) the third paragraph under the heading “Underwriting” in the Prospectus related to concessions and reallowances, (iv) the underwriting discounts and commissions in the fifth paragraph under the heading “Underwriting” in the Prospectus (iv) and the tenth through fifteenth paragraphs under the heading “Underwriting” related to stabilization, short positions and penalty bids (collectively, the “Underwriters’ Information”). The Issuer has not distributed, and prior to the later of the Closing Date and the completion of the distribution of the Shares, will not distribute, any offering material in connection with the Offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus or any other materials, if any, permitted by the Securities Act (which were disclosed to the Underwriters and Underwriters’ counsel and are listed on Schedule III hereof other than documents referred to in clause (C) of Section 1(d)).

(c) At the time of filing the Registration Statement and at the date of this Agreement, the Issuer was not and is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act Rules and Regulations, including as a result of (i) the Issuer in the preceding three years having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Securities Act Rules and Regulations and (ii) the Issuer in the preceding three years having been the subject of a bankruptcy petition or insolvency or similar proceeding, having had a registration statement be the subject of a proceeding under Section 8 of the Securities Act or being the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares, all as described in Rule 405 of the Securities Act Rules and Regulations.

(d) As of the Applicable Time, neither (i) (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, (B) the Preliminary Prospectus and (C) the documents mutually agreed to by the Issuer and the Underwriters, considered together with the final pricing information included on the cover page of the Prospectus (collectively, the “Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements contained in or omitted from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of the Underwriters specifically for use therein. The parties acknowledge and agree that such information provided by or on behalf of the Underwriters consists solely of the Underwriters’ Information.

(e) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Offering and sale of the Shares or until any earlier date that the Issuer notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Issuer has promptly notified or will promptly notify the Underwriters and (ii) the Issuer has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of the Underwriters specifically for use therein. The parties acknowledge and agree that such information provided by or on behalf of the Underwriters consists solely of Underwriters’ Information.

(f) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations and, when read together with the other information in the Preliminary Prospectus and the Prospectus, at the time the Registration Statement and any amendments thereto become effective, at the Applicable Time, at the date of the Prospectus and at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) This Agreement has been duly authorized, executed and delivered by the Issuer, and constitutes a valid, legal, and binding obligation of the Issuer, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Issuer has full power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.

(h) The Issuer has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with the necessary power and authority to own or lease its properties and conduct its business as described in the Prospectus and the Disclosure Package. The Issuer is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification; except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, rights, operations, earnings, business, management or prospects of the Issuer, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(i) The Issuer has four wholly-owned subsidiaries, America First LP Holding Corp., America First LP Holding Corp. II and America First LP Holding Corp. III and Greens of Pine Glen – AmFirst LP Holding Corp. (the “Subsidiaries”), each of which is a Nebraska corporation that acts as a limited partner of one or more of the limited partnership described below (collectively, the “Property Partnerships”). America First LP Holding Corp. owns 99% limited partnership interests in each of the following Ohio limited partnerships: Crescent Village Townhomes Limited Partnership, Eagle Ridge Townhomes Limited Partnership, Meadowbrook Apartments Limited Partnership, Post Wood Townhomes Limited Partnership, Post Wood Townhomes II Limited Partnership and Willow Bend Townhomes Limited Partnership. America First LP Holding Corp. II owns a 99% limited partnership interest in Churchland Courtyard Apartments, L.P., a Virginia limited partnership. America First LP Holding Corp. III owns a 99% limited partnership interest in Glynn Place Apartments, A Limited Partnership, a Georgia limited partnership. Greens of Pine Glen – AmFirst LP Holding corp. owns a 99% limited partnership interest in Greens of Pine Glen Limited Partnership, an Ohio limited partnership. Except for the Issuer’s direct ownership interest in the Subsidiaries and indirect ownership interests in the Property Partnerships, it does not own or control, directly or indirectly, any shares of capital stock and does not have any other equity or proprietary interest in any other corporation or any equity interest in any partnership, joint venture, association, trust, limited liability company or other non-corporate business entity.

(j) The outstanding shares representing assigned limited partnership interests of the Issuer have been duly authorized and validly issued and are fully paid and non-assessable. The Shares to be issued and sold by the Issuer have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of holders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares representing assigned limited partnership interests.

(k) All of the Shares conform to the description thereof contained in the Prospectus and the Disclosure Package. No holders of shares representing assigned limited partnership interests or any other securities or any other ownership interests of the Issuer have rights to the registration of such securities under the Registration Statement that have not been waived.

(l) The consolidated financial statements of the Issuer, together with related notes and schedules as set forth in the Registration Statement, the Prospectus and the Disclosure Package, or incorporated by reference therein, present fairly the financial position and the results of operations and cash flows of the Issuer, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted principles of accounting, consistently applied throughout the periods involved (including the application of FIN 46, “Consolidation of Variable Interest Entities” (“FIN 46R”)), except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement, the Prospectus and the Disclosure Package or incorporated by reference therein present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Issuer. The statistical, industry-related and market-related data included in the Registration Statement, the Prospectus and the Disclosure Package are based on or derived from sources which the Issuer reasonably and in good faith believes are reliable and accurate. All disclosures contained in the Registration Statement, the Prospectus and the Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. The Issuer and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46R), not disclosed in the Registration Statement, the Prospectus and the Disclosure Package. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Prospectus and the Disclosure Package that are not included as required.

(m) The Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, neither the Issuer nor any of the Subsidiaries is aware of (i) any material weakness in its internal control over financial reporting or (ii) any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Issuer’s internal control over financial reporting.

(n) Each of Deloitte & Touche LLP, which has audited the consolidated financial statements of the Issuer, and Katz, Sapper & Miller, LLP, which has audited certain financial statements of certain entities, the financial statements of which are presented on a consolidated basis with those of the Issuer, and delivered their respective opinions with respect to the audited financial statements included in the Registration Statement and the Prospectus or incorporated by reference therein is an independent registered public accounting firm with respect to the Issuer within the meaning of the Securities Act, the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(o) There is no action, suit, claim or proceeding pending or, to the knowledge of the Issuer, threatened against the Issuer before any court or administrative agency or otherwise (i) that is required to be described in the Registration Statement, the Prospectus or the Disclosure Package and is not so described or (ii) which, if determined adversely to the Issuer, might have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement, the Prospectus and the Disclosure Package.

(p) The Issuer does not directly own any real property nor does it have any direct leases or subleases with respect to any real property (except that the Issuer has indirect ownership interests in the Property Partnerships (as set forth in Section 1(i)), which in turn own real property and have leases or subleases with respect to real property). The Issuer has good and marketable title to all of the assets, including all investments owned by the Issuer reflected in the financial statements (or as described in the Prospectus and the Disclosure Package) hereinabove described, including, without limitation, the Property Partnerships and the Issuer’s portfolio of tax exempt bonds which finance the properties listed in the Prospectus and the Disclosure Package, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Prospectus and the Disclosure Package) or which are not material in amount and do not interfere with the use made or proposed to be made of such assets, including the investments.

(q) The Issuer does not maintain or contribute to any “pension plan” (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title IV of ERISA or any “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA). The Issuer does not maintain any “pension plan” (within the meaning of Section 3(2) of ERISA). The Issuer does not maintain and is not required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA) or as otherwise required by applicable law). The Issuer does not maintain any “employee benefit plan” (within the meaning of Section 3(3) of ERISA).

(r) The Issuer has filed all Federal, State, local and foreign tax returns which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with U.S. generally accepted accounting principles. All tax liabilities have been adequately provided for in the financial statements of the Issuer, and the Issuer does not know of any actual or proposed additional material tax assessments. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid by the Issuer in connection with the execution and delivery of this Agreement or the issuance or sale by the Issuer of the Shares.

(s) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective change which has had or is reasonably likely to have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Issuer, other than transactions in the ordinary course of business and changes and transactions described in the Prospectus and the Disclosure Package. The Issuer has no material contingent obligations that are not disclosed in the Issuer’s financial statements included in the Registration Statement and the Prospectus or incorporated by reference therein.

(t) The Issuer is not or with the giving of notice or lapse of time or both, will not be, in violation of or in default under its Certificate of Limited Partnership or Agreement of Limited Partnership or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it is bound and which default has had or is reasonably likely to have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract, indenture, or other agreement or instrument to which the Issuer is a party, or of the Certificate of Limited Partnership or Agreement of Limited Partnership or any other organizational documents of the Issuer or any order, rule or regulation applicable to the Issuer of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

(u) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Issuer of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority (the “FINRA”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(v) The Issuer has all material licenses, certifications, permits, franchises, approvals, clearances and other regulatory authorizations (“Permits”) from governmental authorities as are necessary to conduct its businesses as currently conducted in the manner described in the Prospectus and the Disclosure Package. There is no claim, proceeding or controversy, pending or, to the knowledge of the Issuer, threatened, involving the status of or sanctions under any of the Permits. The Issuer has fulfilled and performed all of its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, the revocation, termination, modification or other impairment of the rights of the Issuer under such Permit. None of the Permits contains any restriction that is materially burdensome on the Issuer.

(w) To the Issuer’s knowledge, there are no affiliations or associations between any member of the FINRA and any of the executive officers or managers of The Burlington Capital Group, LLC (“Burlington”) (such persons hereinafter referred to as “Issuer’s Management”), or any holder of 5% or more of the outstanding shares representing assigned limited partnership interests in the Issuer, except as set forth in the Registration Statement.

(x) Neither the Issuer, nor to the Issuer’s knowledge, any of its affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares representing assigned limited partnership interests to facilitate the sale or resale of the Shares. The Issuer acknowledges that the Underwriters may engage in passive market making transactions in the Shares on The Nasdaq Global Market in accordance with Regulation M under the Exchange Act.

(y) The Issuer is not required to register as an “investment company” under the Investment Company Act of 1940, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(z) The Issuer carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its businesses and as is customary for companies engaged in similar industries in similar situations. All policies of insurance insuring the Issuer or any of its businesses or assets or Issuer’s Management are in full force and effect, and the Issuer is in compliance with the terms of such policies in all material respects. There are no claims by the Issuer under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause.

(aa) Except as described in the Prospectus and the Disclosure Package and as would not, singly or in the aggregate, result in a Material Adverse Effect, to Issuer’s knowledge, (i) none of the properties, directly or indirectly, securing the Issuer’s investments (the “Securing Properties”) is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Securing Properties have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Laws against the Securing Properties and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Securing Properties relating to Hazardous Materials or Environmental Laws.

(bb) Other than as contemplated by this Agreement, the Issuer has not incurred any liability for any finder’s or broker’s fee, or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(cc) There are no statutes, regulations, contracts or other documents (including, without limitation, any voting agreement) that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits to the Registration Statement that are not described or filed as required. Other than as described in the Prospectus Supplement, the Issuer has not sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the Prospectus or the Disclosure Package, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Issuer or any other party to any such contract or agreement.

(dd) No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or foreign offices by the Issuer, by any member of Issuer’s Management or agents or, to the knowledge of the Issuer, by any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Issuer, except for such payments or inducements as were lawful under applicable laws, rules and regulations. The Issuer, nor, to the knowledge of the Issuer, any member of Issuer Management or any agent, employee or other person associated with or acting on behalf of the Issuer, (i) has used any of the Issuer’s funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any government official or employee from the Issuer’s funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Issuer.

(ee) The Issuer owns, licenses, or otherwise has rights in all United States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights necessary for the conduct of its business as currently carried on and as proposed to be carried on as described in the Prospectus and the Disclosure Package (collectively, and together with any applications or registrations for the foregoing, the “Intellectual Property”). Except as specifically described in the Prospectus and the Disclosure Package, (i) no third parties have obtained rights to any such Intellectual Property from the Issuer, other than licenses granted in the ordinary course and those that would not have a Material Adverse Effect, (ii) to the Issuer’s knowledge, there is no infringement or misappropriation by third parties of any such Intellectual Property and (iii) there is no pending or, to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others challenging the Issuer’s rights in or to any such Intellectual Property, and the Issuer is unaware of any facts which would form a basis for any such claim.

(ff) The conduct of business by the Issuer complies, and at all times has complied, in all material respects with federal, state, local and foreign laws, statutes, ordinances, rules, regulations, decrees, orders, Permits and other similar items (“Laws”) applicable to its business, including, without limitation, any licensing and certification Laws covering any aspect of the business of the Issuer. The Issuer has not received any notification asserting, nor has knowledge of, any present or past failure to comply with or violation of any such Laws.

(gg) The information contained in the Registration Statement and the Prospectus regarding the Issuer’s expectations, plans and intentions, and any other information that constitutes “forward-looking” information within the meaning of the Securities Act and the Exchange Act were made by the Issuer on a reasonable basis and reflect the Issuer’s good faith belief and/or estimate of the matters described therein.

(hh) Any certificate signed by any officer of the Issuer and delivered to the Representatives or counsel for the Underwriters in connection with the Offering contemplated hereby shall be deemed a representation and warranty by the Issuer to each Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.

(ii) The Issuer is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act that will become applicable to the Issuer.

(jj) The Issuer has established and maintains “disclosure controls and procedures” (as defined in Rules 13a−15(e) and 15d−15(e) of the Exchange Act; the Issuer’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Issuer in the reports that it will file or furnish under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Rules and Regulations, and that all such information is accumulated and communicated to the Issuer’s Management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Burlington with respect to the Issuer required under the Exchange Act with respect to such reports.

(kk) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Issuer to or for the benefit of any member of Issuer’s Management or any of their respective family members, except as disclosed in the Prospectus and the Disclosure Package. The Issuer has not directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any member of Issuer’s Management.

(ll) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” included or incorporated by reference in the Issuer’s Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K, incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, and any information appearing in a Current Report on Form 8-K incorporated by reference in the Registration Statement and the Prospectus, accurately and fully describes the accounting policies of the Issuer which the Issuer believes are the most important in the portrayal of the financial condition and results of operations of the Issuer and which require management’s most difficult, subjective or complex judgments.

(mm) Neither the Issuer nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” for purposes of the Securities Act or the Securities Act Rules and Regulations with the offer and sale of the Shares pursuant to the Registration Statement. Except as disclosed in the Prospectus and the Disclosure Package, neither the Issuer nor any of its affiliates has sold or issued any security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act.

(nn) The Issuer is a limited partnership and has been and is treated as a publicly traded partnership that is not taxable as a corporation and not as either a corporation or an association taxable as a corporation for federal income tax purposes, and the holders of the Shares will be treated as partners for U.S. federal income tax purposes.

(oo) None of the information on (or hyperlinked from) the Issuer’s website at www.ataxfund.com includes or constitutes a “free writing prospectus” as defined in Rule 405 under the Act and the Issuer does not maintain or support any website other than www.ataxfund.com.

(pp) The operations of the Issuer and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any or its subsidiaries with respect to the Money Laundering Laws is pending or, to the Issuer’s knowledge, threatened.

(qq) Neither the Issuer nor, to the Issuer’s knowledge, any director, officer, agent, employee or affiliate of the Issuer is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Issuer will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(rr) There are no relationships or related-party transactions involving the Issuer or any other person required to be described in the Prospectus which have not been described as required.

Any representation made on the basis of the Issuer’s knowledge in this Section 1 shall mean the actual knowledge of Michael Yanney, Lisa Roskens and Michael Draper.

2.	PURCHASE, SALE AND DELIVERY OF THE FIRM SECURITIES.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Issuer agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $4.75 per Share, the number of Firm Securities set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

(b) Payment for the Firm Securities to be sold hereunder is to be made by wire transfer payable in same-day funds against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of the Depository Trust Company at 10:00 A.M., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Issuer shall agree upon, such time and date being herein referred to as the “Closing Date.” As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer hereby grants an option to the several Underwriters to purchase the Option Securities at the price per share as set forth in the first paragraph of this Section less an amount per share equal to any dividends or distributions declared by the Issuer and payable on the Firm Securities but not payable on the Option Securities. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as the Representatives of the several Underwriters, to the Issuer setting forth the number of Option Securities as to which the several Underwriters are exercising the option, the names and denominations in which the Option Securities are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Securities are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Securities to be purchased by each Underwriter shall be in the same proportion to the total number of Option Securities being purchased as the number of Firm Securities being purchased by such Underwriter bears to the total number of Firm Securities, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Securities granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Securities by the Underwriters. You, as the Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Issuer. To the extent, if any, that the option is exercised, payment for the Option Securities shall be made on the Option Closing Date in same day funds through the facilities of the Depository Trust Company drawn to the order of the Issuer.

3.	OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters are to make the Offering as soon as the Representatives deem it advisable to do so. The Firm Securities are to be offered to the public upon the terms and conditions set forth in the Disclosure Package and Prospectus Supplement. To the extent, if at all, that any Option Securities are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

4.	COVENANTS.

(a) The Issuer covenants and agrees with the several Underwriters that it will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives, including any supplement thereto, containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B of the Rules and Regulations, (ii) not file any amendment to the Registration Statement or supplement to the Prospectus, any Preliminary Prospectus, any Rule 462(b) Registration Statement or any Issuer Free Writing Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations, and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Issuer with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(b) The Issuer has not distributed and without the prior consent of the Representatives, it will not distribute any prospectus or other offering material (including, without limitation, any offer relating to the Shares that would constitute a Free Writing Prospectus and content on the Issuer’s website that may be deemed to be a prospectus or other offering material) in connection with the Offering and sale of the Shares, other than the materials referred to in Section 1(a). Each Underwriter represents and agrees that it has not made and, without the prior consent of the Issuer and the Representatives, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus. Any such Issuer Free Writing Prospectus the use of which has been consented to by the Issuer and the Representatives is listed on Schedule II or Schedule III hereto. The Issuer has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Issuer represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The Issuer agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, any Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Issuer will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Issuer by an Underwriter through the Representatives expressly for use therein.

(c) The Issuer will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Issuer.

(d) The Issuer will advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective, (ii) of receipt of any comments from the Commission, (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Issuer will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(e) The Issuer will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Issuer shall not be required to qualify as a foreign partnership or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Issuer will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

(f) The Issuer will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Issuer will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Issuer will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representatives may reasonably request.

(g) The Issuer will comply with the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Issuer or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Issuer promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(h) The Issuer will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 of the Securities Act Rules and Regulations and will advise you in writing when such statement has been so made available.

(i) Prior to the Closing Date, the Issuer will furnish to the Underwriters, as soon as they have been prepared by or are available to the Issuer, a copy of any unaudited interim financial statements of the Issuer for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus or incorporated by reference therein.

(j) The Issuer will use its best efforts to list and continue to have listed subject to notice of issuance, the Shares on The Nasdaq Global Market.

(k) The Issuer shall apply the net proceeds of its sale of the Shares as described under the heading “Use of Proceeds” in the Prospectus and the Disclosure Package.

(l) The Issuer shall not invest or otherwise use the proceeds received by the Issuer from its sale of the Shares in such a manner as would require the Issuer to register as an investment company under the 1940 Act.

(m) The Issuer will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Issuer, a registrar for Shares.

(n) The Issuer will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(o) The Issuer shall continue to operate its business so as to properly be treated as a publicly traded partnership that is not taxable as a corporation or as an association taxable as a corporation for federal income tax purposes.

(p) No offering, sale, short sale or other disposition of any equity securities of the Issuer or other securities convertible into or exchangeable or exercisable for equity securities of the Issuer (or agreement for such) will be made for a period of 60 days after the date of the Prospectus, directly or indirectly, by the Issuer otherwise than hereunder or with the prior written consent of the Representatives. Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, the Issuer issues an earnings release or material news or a material event relating to the Issuer occurs; or (2) prior to the expiration of the 60-day restricted period, the Issuer announces that it will release earnings results during the 16-day period following the last day of the 60-day restricted period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Issuer, as the case may be, unless the Representatives waive, in writing, such extension.

(q) The Issuer has caused Burlington and certain of its officers and directors to furnish to you, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lock-Up Agreements”).

(r) Prior to the date of this agreement, the Issuer has suspended any and all share repurchase programs relating to its equity securities, including the Securities Purchase Plan entered into between Burlington and RBC Dain Rauscher, dated December 19, 2007, in accordance with the requirements of Regulation M.

5.	COSTS AND EXPENSES.

The Issuer will pay all costs, expenses and fees incident to the performance of the obligations of the Issuer under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Issuer; the fees and disbursements of counsel for the Issuer; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, any Issuer Free Writing Prospectus, the Prospectus, any selling memorandum used by the Underwriters and any invitation letter distributed by the Underwriters, the Blue Sky Survey, if any, and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the FINRA of the terms of the sale of the Shares; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under state securities or Blue Sky laws, if any.

The Issuer shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under FINRA regulation and state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Issuer to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Issuer shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including all fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Issuer shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.	CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Securities on the Closing Date and the Option Securities, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date and the Option Closing Date, if any, of the representations and warranties of the Issuer contained herein, and to the performance by the Issuer of its covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430B of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. All material required to be filed by the Issuer pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Issuer has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 A.M., Washington, D.C. time, on the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Issuer, shall be contemplated by the Commission; no stop order suspending or preventing the use of the Prospectus Supplement, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Issuer, shall be contemplated by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b) The Representatives shall have received on the Closing Date and each Option Closing Date, if any, the opinions of Kutak Rock LLP, counsel for the Issuer dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters (and stating that it may be relied upon by Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters) to the effect that:

(i) The Issuer has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware with the necessary power and authority to conduct its business as described in the Prospectus and the Disclosure Package and is registered as a foreign limited partnership in existence in the State of Nebraska.

(ii) The Shares have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement. All of the Shares conform to the description thereof contained in the Prospectus and the Disclosure Package; and no preemptive rights of holders exist with respect to any of the Shares or the issue or sale thereof.

(iii) Except as described in or contemplated by the Prospectus and the Disclosure Package, to the knowledge, after due investigation of such counsel after due investigation, there are no outstanding securities of the Issuer convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares representing assigned limited partnership interests or the other ownership interests of the Issuer and there are no outstanding or authorized options, warrants or rights of any character obligating the Issuer to issue any shares representing assigned limited partnership interests or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares representing assigned limited partnership interests. To the knowledge of such counsel, no holder of any securities of the Issuer or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Issuer to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any other securities of the Issuer included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Securities Act of any other securities of the Issuer.

(iv) The Registration Statement and any 462(b) Registration Statement have become effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the knowledge of such counsel’s, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such counsel, threatened, by the Commission;

(v) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act and the applicable Securities Act Rules and Regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules therein).

(vi) The statements under the captions “Terms of the Partnership Agreement,” “Description of Shares,” “U.S. Federal Income Tax Considerations,” “Additional U.S. Federal Income Tax Considerations” and “ERISA Considerations” in the Prospectus and the Disclosure Package, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly and accurately summarize such matters in all material respects.

(vii) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement, Prospectus or the Disclosure Package which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement, the Prospectus and the Disclosure Package are fairly and accurately summarized in all material respects.

(viii) Such counsel knows of no material legal or governmental actions, suits, investigations or proceedings pending or threatened against the Issuer or to which the Issuer is a party except as set forth in the Registration Statement, the Prospectus and the Disclosure Package.

(ix) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not (A) conflict with or constitute or result in any violation of the Certificate of Limited Partnership or the Agreement of Limited Partnership of the Issuer, (B) constitute or result in any violation of the Delaware Revised Uniform Limited Partnership Act, the laws of the State of Nebraska or Federal law, or (C) result in a breach or violation of the terms or provisions of, or constitute a default under, any indenture, loan agreement or other agreement or instrument known to such counsel to which the Issuer is a party or by which the Issuer may be bound.

(x) This Agreement has been duly authorized, executed and delivered by the Issuer.

(xi) No consent, approval, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be made or obtained under the Securities Act and such as may be required by the FINRA or as required by state securities and Blue Sky laws as to which such counsel need express no opinion).

(xii) The Issuer is not, and will not become or be required to register as, an investment company under the 1940 Act as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus and the Disclosure Package.

(xiii) The Issuer will be treated as a partnership for United States federal income tax purposes.

In rendering such opinion, Kutak Rock LLP may rely as to matters governed by the laws of states other than Delaware or Nebraska or Federal laws, on local counsel in such jurisdictions, provided that Kutak Rock LLP shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) any part of the Registration Statement, at the time it became effective under the Securities Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A and 430B under the Securities Act) and as of the Closing Date or the Option Closing Date, as applicable, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading or (iii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as applicable, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements and related schedules therein).

(c) The Representatives shall have received from Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, an opinion dated the Closing Date and the Option Closing Date, if any, with respect to such matters as the Representatives reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(d) You shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, if any, in form and substance satisfactory to you, from Deloitte & Touche LLP confirming that they are an independent registered public accounting firm with respect to the Issuer within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and the PCAOB and stating that in their opinion the financial statements audited by them and included in the Registration Statement or incorporated by reference therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus or incorporated by reference therein.

(e) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, a certificate or certificates of Burlington’s Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or the Option Closing Date, if any, each of them severally represents as follows:

(i) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his or her knowledge, contemplated by the Commission;

(ii) The representations and warranties of the Issuer contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, if any;

(iii) All filings required to have been made pursuant to Rules 424 or 430A and 430B under the Securities Act have been made;

(iv) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

(v) Since the respective dates as of which information is given in the Disclosure Package, (A) there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business; (B) the Issuer shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package, and (C) there shall not have been any change in the securities of Issuer.

(f) The Issuer shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(g) The Firm Securities and the Option Securities, if any, shall have been approved for designation upon notice of issuance on The Nasdaq Global Market.

(h) The FINRA, upon review of the terms of the Offering, shall not have objected to the Offering, its terms or the Underwriters’ participation.

(i) The Lock-Up Agreements described in Section 4(q) are in full force and effect.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives.

In such event, the Issuer and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.	CONDITIONS OF THE OBLIGATIONS OF THE ISSUER.

The obligations of the Issuer to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.	INDEMNIFICATION.

(a) The Issuer agrees:

(i) to indemnify and hold harmless each Underwriter, the directors and officers of each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) with respect to any Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Issuer by or through the Representatives specifically for use in the preparation thereof, such information being listed in Section 13 below.

(ii) to reimburse each Underwriter, each Underwriters’ directors and officers, and each such controlling person upon demand for any legal or other out-of- pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b) Each Underwriter severally and not jointly will indemnify and hold harmless the Issuer and each member of the Issuer’s Management who have signed the Registration Statement and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Issuer or any such director, officer, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) with respect to any Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Issuer or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer by or through the Representatives specifically for use in the preparation thereof, such information being listed in Section 13 below.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate counsel for all such indemnified parties. Such counsel shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Issuer in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d) To the extent the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Issuer set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Issuer, any member of the Issuer’s Management or any persons controlling the Issuer, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Issuer, its directors or officers, or any person controlling the Issuer, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

9.	DEFAULT BY UNDERWRITERS.

If on the Closing Date or the Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Issuer), you, as the Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Issuer such amounts as may be agreed upon and upon the terms set forth herein, the Firm Securities or Option Securities, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Securities or Option Securities, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Shares with respect to which such default shall occur does not exceed 10% of the Firm Securities or Option Securities, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Securities or Option Securities, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Securities or Option Securities, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Firm Securities or Option Securities, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Securities or Option Securities, as the case may be, covered hereby, the Issuer or you as the Representatives of the Underwriters will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Issuer except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section, the Closing Date or Option Closing Date, if any, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.	NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

If to the Underwriters, to
Deutsche Bank Securities Inc.
c/o Deutsche Bank Securities Inc.
60 Wall Street, 11th Floor
New York, New York 10005
Attention: Equity Capital Markets Syndicate Desk
Fax: (212) 797-9344

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Attention: Stuart Gelfond, Esq.
Fax: (212) 859-4000

if to the Issuer, to
America First Tax Exempt Investors, L.P.
c/o The Burlington Capital Group, LLC
1004 Farnam Street
Suite 400
Omaha, NE 68102
Attention: Michael Draper, Chief Financial Officer
Fax: (402) 930-3047

with a copy to:

Kutak Rock LLP
1650 Farnam Street
Omaha, NE 68102
Attention: Steven P. Amen, Esq.
Fax: (402) 346-1148

11.	TERMINATION.

(a) This Agreement may be terminated by you at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred (i) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change has had or is reasonably likely to have a Material Adverse Effect, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, materially impair the investment quality of the Securities, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Issuer, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Issuer’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act), (vii) the suspension of trading of the Issuer’s shares representing assigned limited partnership interests by the Nasdaq Global Market, the Commission, or any other governmental authority, or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States; or

(b) as provided in Sections 6 and 9 of this Agreement.

12.	SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Issuer and Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.	INFORMATION PROVIDED BY UNDERWRITERS.

The Issuer and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Issuer for inclusion in any Preliminary Prospectus, Prospectus, Issuer Free Writing Prospectus or the Registration Statement consists of the Underwriters’ Information.

14.	RESEARCH INDEPENDENCE.

In addition, the Issuer acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Issuer and/or the Offering that differ from the views of its investment bankers. The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuer by such Underwriters’ investment banking divisions. The Issuer acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.

15.	NO FIDUCIARY DUTY.

Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Issuer acknowledges and agrees that:

(a) nothing herein shall create a fiduciary or agency relationship between the Issuer and the Underwriters;

(b) the Underwriters are not acting as advisors, expert or otherwise, to the Issuer in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares;

(c) the relationship between the Issuer and the Underwriters is entirely and solely commercial, based on arms-length negotiations;

(d) any duties and obligations that the Underwriters may have to the Issuer shall be limited to those duties and obligations specifically stated herein; and

(e) notwithstanding anything in this Underwriting Agreement to the contrary, the Issuer acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Issuer by the Underwriters for the shares and the Underwriters have no obligation to disclose, or account to the Issuer for, any of such additional financial interests.

The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

16.	MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Issuer or any member of Issuer’s Management and (c) delivery of and payment for the Shares under this Agreement.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                      This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[remainder of page intentionally blank]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Issuer and the several Underwriters in accordance with its terms.

Very truly yours,

AMERICA FIRST TAX EXEMPT INVESTORS, L.P.

By:        America First Capital Associates Limited
Partnership Two, its general partner

By:	The Burlington Capital Group, LLC,
its general partner

By:__/s/ Michael J. Draper
        Michael J. Draper
                            Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.
RBC CAPITAL MARKETS CORPORATION
OPPENHEIMER & CO. INC.

As the Representatives of the several Underwriters listed on Schedule I

By:         Deutsche Bank Securities Inc.

By:_/s/ Neil Abromavage
Name: Neil Abromavage
Title:   Director

By:  /s/ Kevin McCann
Name:  Kevin McCann
Title:    Managing Director

By:         RBC Capital Markets Corporation

By:_/s/ Joseph L. Morra
Name: Joseph L. Morra
Title:   Managing Director

By:         Oppenheimer & Co. Inc.

By: /s/ Douglas Cameron
Name: Douglas Cameron
Title:   Managing Director

SCHEDULE I

Schedule of Underwriters

Underwriter	Number of Firm Securities to be Purchased
Deutsche Bank Securities Inc	2,310,000
RBC Capital Markets Corporation	1,260,000
Oppenheimer & Co. Inc.	630,000
Total	4,200,000

SCHEDULE II

Materials Other than the Prospectus that Comprise the Disclosure Package

None.

SCHEDULE III

Issuer Free Writing Prospectuses Not Included in the Disclosure Package

None.

EXHIBIT A

Form of Lock-Up Agreement

__________, 2009

America First Tax Exempt Investors, L.P.

Deutsche Bank Securities Inc.
RBC Capital Markets Corporation
Oppenheimer & Co. Inc.
As Representatives of the
Several Underwriters
c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc., RBC Capital Markets Corporation and Oppenheimer & Co. Inc., as representatives (the “Representatives”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with America First Tax Exempt Investors, L.P. (the “Company”), providing for the public offering by the Underwriters, including the Representatives, of shares representing assigned limited partnership interests (“Shares”) of the Company (the “Public Offering”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of Deutsche Bank Securities Inc., the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any Shares (including, without limitation, Shares of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission, Shares which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Shares) or enter into any Hedging Transaction (as defined below) relating to the Shares (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Shares.

The initial Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 60 days after the date of the final prospectus relating to the Public Offering (the “Initial Lock-Up Period”); provided, however, that if (1) during the last 17 days of the Initial Lock-Up Period, (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Initial Lock- Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the Initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless Deutsche Bank Securities Inc. waives, in writing, such extension.

Notwithstanding the foregoing, the undersigned may transfer (a) Shares acquired in open market transactions by the undersigned after the completion of the Public Offering, and (b) any or all of the Shares or other Company securities if the transfer is by (i) gift, will or intestacy, or (ii) distribution to partners, members or shareholders of the undersigned; provided, however, that in the case of a transfer pursuant to clause (b) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement.

The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any Shares or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any Shares or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to October 31, 2009, this agreement shall be of no further force or effect.

Signature:  _________________________

Print Name:  ________________________

Number of shares owned subject to warrants, options or convertible securities: ______________________ ______________________ ______________________	Certificate numbers: ______________________ ______________________ ______________________